Exhibit 99.1

Corvus Pharmaceuticals Announces Third Quarter Financial Results

and Provides Business Update

Burlingame, Calif., November 3, 2016 — Corvus Pharmaceuticals, Inc. (NASDAQ: CRVS), a clinical-stage biopharmaceutical company focused on the development and commercialization of novel immuno-oncology therapies, today announced financial results for the third quarter and nine months ended September 30, 2016 and provided a business update.

“We continue to make good progress on the development of our lead product candidate, CPI-444,” said Richard A. Miller, M.D., co-founder, president and chief executive officer of Corvus. “Enrollment in the dose-selection stage of our Phase 1/1b trial with CPI-444 is complete and we are now enrolling patients in the expansion cohort stage of the trial, which is open in 35 sites in the U.S., Canada and Australia.  In addition, we reported data on CPI-444 at two recent scientific meetings.”

Recent Business Progress

CPI-444 Program

•                  Completed enrollment of 48 patients in four cohorts in the dose-selection part of the Phase 1/1b trial for the Company’s lead oral checkpoint inhibitor, CPI-444, as a single agent and in combination with Genentech’s TECENTRIQ® (atezolizumab), an anti-PD-L1 antibody.

•                  Selected an oral dose of 100 mg twice daily for 28 days for both the single agent and combination arms of the disease-specific expansion cohort stage of the trial, which is now enrolling.

•                  Presented preclinical and preliminary biomarker data at the Second CRI-CIMT-EATI-AACR International Cancer Immunotherapy Conference in September, which showed that CPI-444 is well tolerated and that single agent treatment is associated with activation of T-cells detected in the blood. Corvus believes this is the first demonstration of immune modulation in cancer patients receiving an adenosine antagonist.

•                  Presented additional biomarker data from the Phase 1/1b study showing continued evidence of treatment-related immune activation at the European Society for Medical Oncology (ESMO) Congress in October. CPI-444 continued to be generally well tolerated, with one patient experiencing a possibly drug related serious adverse event.

Other Product Candidates

•                  Demonstrated in preclinical studies that Corvus’ anti-CD73 antibody directly inhibited catalytic activity of CD73 and was differentiated from other competitive CD73 antibodies. Large scale manufacturing of anti-CD73 is in progress and IND enabling studies have been initiated.

•                  Selected a lead compound for Corvus’ interleukin-2 (IL-2)-inducible T-cell kinase (ITK) inhibitor program and initiated IND enabling studies.

Upcoming Milestone

•                  The Company expects to present preliminary efficacy data from the dose-selection part of the Phase 1/1b trial for CPI-444 in the fourth quarter of 2016.

Third Quarter 2016 Financial Results

At September 30, 2016, Corvus had cash, cash equivalents and marketable securities totaling $145.1 million.  This compared to cash, cash equivalents and marketable securities of $94.4 million at December 31, 2015.

Research and development expenses for the three months ended September 30, 2016 totaled $7.7 million, an increase of $5.2 million from $2.5 million in the prior year period, primarily due to an increase of $1.2 million in personnel and related costs associated with higher headcount, an increase of $2.2 million in outside costs for the Phase 1/1b clinical trial for CPI-444, and an increase of $1.4 million in outside costs associated with other clinical development programs.

General and administrative expenses for the three months ended September 30, 2016 totaled $2.8 million, an increase of $2.2 million from $0.6 million in the prior year period, primarily due to an increase of $1.0 million in personnel and associated costs, an increase of $0.7 million in patent and related costs and $0.2 million in costs associated with operating as a public company.

The net loss for the three months ended September 30, 2016 was $10.3 million, compared with a net loss of $3.2 million, for same period in 2015.  Total stock compensation expense for the three months ended September 30, 2016 was $1.3 million, compared to $0.1 million in the prior year period.

About Corvus Pharmaceuticals

Corvus Pharmaceuticals is a clinical-stage biopharmaceutical company focused on the development and commercialization of small molecule and antibody agents that target the immune system to treat patients with cancer. These agents block or modify crucial immune checkpoints and reprogram immune T-cells. Corvus’ lead product, CPI-444, is a checkpoint inhibitor that is designed to disable a tumor’s ability to subvert attack by the immune system by inhibiting adenosine in the tumor microenvironment. CPI-444 is a small molecule that is taken orally. CPI-444 is currently being evaluated in a multicenter Phase 1/1b clinical trial in patients with various solid tumors. This successive expansion cohort trial is examining the activity of CPI-444 both as a single agent and in combination with Genentech’s TECENTRIQ (atezolizumab), an anti-PD-L1 antibody. Corvus is conducting the trial with Genentech, a member of the Roche Group, under a clinical trial collaboration the two companies entered into in October 2015. For more information, visit: www.corvuspharma.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements related to the potential efficacy of CPI-444, both as a single agent and in combination with anti-PD-1 or anti-PD-L1, the Company’s ability to develop and advance product candidates into and successfully complete clinical trials, including the Company’s Phase 1/1b clinical trial for CPI-444, the timing of regulatory filings and Phase I clinical trials for the Company’s anti-CD73 antibody and ITK inhibitor, the utility of biomarker data collected and the suitability of the dosing regimen selected for the Company’s Phase 1/1b clinical trial for CPI-444. All statements other than statements of historical fact contained in this press release are forward-looking statements. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may” or similar expressions. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in the Company’s registration statement on Form S-1 filed with the Securities and Exchange Commission, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the Company’s ability to utilize biomarker data, select a suitable dosing regimen and demonstrate evidence of efficacy and safety for CPI-444 during its Phase 1/1b clinical trial; the accuracy of the Company’s estimates relating to its ability to initiate and/or complete IND enabling studies and/or clinical trials; the unpredictability of the regulatory process; regulatory developments in the United States and foreign countries. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and the timing of events and circumstances and actual results could differ materially from those projected in the forward-looking statements. Accordingly, you should not place undue reliance on these forward-looking statements. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:

Jason Coloma, Ph.D.

SVP and Chief Business Officer

650-900-4511

JColoma@corvuspharma.com

Media Contact:

Julie Normart, W2O Group
415-946-1087

jnormart@w2ogroup.com

CORVUS PHARMACEUTICALS, INC.

CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Operating expenses:
Research and development	$7,707	$2,514	$20,224	$6,443
General and administrative	2,769	606	5,502	1,223
Total operating expenses	10,476	3,120	25,726	7,666

Loss from operations	(10,476)	(3,120)	(25,726)	(7,666)
Change in fair value of convertible preferred stock liability	—	—	—	(17,600)

Interest income and other expenses, net	179	(31)	437	(30)

Net loss	$(10,297)	$(3,151)	$(25,289)	$(25,296)

Net loss per share, basic and diluted	$(0.51)	$(7.97)	$(1.83)	$(72.98)

Shares used to compute net loss per share, basic and diluted	20,183,497	395,320	13,797,927	346,621

CORVUS PHARMACEUTICALS, INC.

CONDENSED BALANCE SHEETS

(in thousands)

(unaudited)

	September 30,	December 31,
	2016	2015
Assets
Cash, cash equivalents and marketable securities	$145,123	$94,386
Other assets	4,640	4,073
Total assets	$149,763	$98,459

Liabilities, convertible preferred stock and stockholders’ equity (deficit)
Accounts payable and accrued liabilities and other liabilities	$6,853	$3,780
Convertible preferred stock	—	125,780
Stockholders’ equity (deficit)	142,910	(31,101)
Total liabilities, convertible preferred stock and stockholders’ equity	$149,763	$98,459